Ross Miller
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

                         Filed in the office of   Document Number
                         /s/ Ross Miller          20070770338-47
                         Ross Miller              Filing Date and Time
                         Secretary of State       11/09/2007 9:40 AM
                         State of Nevada          Entity Number
                                                  C22977-1996

Certificate of Change Pursuant
to NRS 78.209

USE BLACK INK ONLY-DO NOT HIGHLIGHT SPACE ABOVE IS FOR OFFICE USE ONLY

          Certificate of Change file Pursuant to NRS 78.209
                   For Nevada Profit Corporations

1.   Name of Corporation:

     Freedom Resources Enterprises, Inc.

2.   The board of directors have adopted a resolution pursuant to NRS
     78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

     50,000,000 common stock shares authorized with a par value $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

     25,000,000 common stock shares authorized with a par value of
     $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

     2,600,000 common shares

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stock holders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

     Any fractional shares shall be rounded off to the nearest whole shares.

7.   Effective date of filing (optional):
      (must not be later than 50 days after the certificate is filed)

8.   Officer Signature:  X:   /s/ Neil Christiansen    President
                              Signature                Title

IMPORTANT: Failure to include any of the above information and submit proper fees may cause this filing to be rejected.

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